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                                                                    EXHIBIT 23.5


                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to this Registration Statement on Form S-3 of Global Crossing Ltd. of our report dated December 15, 1999 relating to the financial statements of HCL Holdings Limited for each of the three years ended December 31, 1998. We also consent to the reference to us under the headings "Experts" and "HCL Holdings Selected Historical Financial Information" in this Pre-Effective Amendment No. 1 to this Registration Statement.



/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers

Hong Kong
March 20, 2000